ATTACHMENT FOR CURRENT FILING OF N-SAR SUB-ITEM 77I

The following new portfolios were added:

1. American Fundamental Holdings Fund 2. American Global Diversification Fund 3. American Diversified Growth & Income Fund

The new portfolios are described below.

AMERICAN FUNDAMENTAL HOLDINGS FUND Subadviser: MFC Global Investment Management (U.S.A.) Limited

Investment Objective: Investment Strategies:

To seek long term growth of capital.

The Fund invests in other Funds and other investment companies (collectively, “Underlying Funds”) as well as other types of investments as described below. Under normal market conditions, the Fund will generally invest between 55% and 65% of its assets in equity securities, which include securities held by the Underlying Funds, and between 35% and 45% of its assets in fixed income securities, which include securities held by the Underlying Funds.

The Fund operates as a fund of funds and currently primarily invests in eight Underlying Funds of the American Funds: Investment Company of America, Washington Mutual Investors Fund, Fundamental Investors, Growth Fund of America, The Income Fund of America, U.S. Government Securities Fund, Bond Fund of America, American High-Income Trust and Capital World Bond Fund. The Fund is also permitted to invest in other American Funds, as well as other Underlying Funds as described below. When purchasing shares of the American Funds, the Fund only purchases Class R5 shares (which are not subject to Rule 12b-1 fees).

The Fund is authorized to invest without limitation in other Underlying Funds and in other types of investments as described below. The Fund may purchase any Underlying Funds except other funds of funds. When purchasing shares of other JHF II Funds, the Fund only purchases NAV shares (which are not subject to Rule 12b-1 fees).

Other Permitted Investments The Fund may:

  Purchase U.S. government securities and short-term paper.
  Purchase shares of other registered open-end investment companies (and registered unit investment trusts) within the same “group of investment companies” as that term is defined in Section 12 of the 1940 Act.
  Purchase shares of other registered open-end investment companies (and registered unit investment trusts) where the adviser is not the same as, or affiliated with, the Adviser to the Fund, including ETFs.
  Purchase domestic and foreign equity and fixed-income securities.
  Invest in equity securities, which may include common and preferred stocks of large-, medium- and small- capitalization companies in both developed (including the U.S.) and emerging markets.
  Invest in fixed-income securities, which may include debt securities of governments throughout the world (including the U.S.), their agencies and instrumentalities, debt securities of corporations and supranationals, inflation protected securities, convertible bonds, mortgaged-backed securities, asset-backed securities and collateralized debt securities. Investments in fixed-income securities may include securities of issuers in both developed (including the U.S.) and emerging markets and may include fixed-income securities rated below investment grade (commonly known as “junk bonds”).

  Purchase securities of registered closed-end investment companies that are part of the same “group of investment companies” as that term is defined in Section 12 of the 1940 Act.
  Invest up to 15% of its net assets in illiquid securities of such entities as limited partnerships and other pooled investment vehicles such as hedge funds.
  Make short sales of securities (borrow and sell securities not owned by the Fund), either to realize appreciation when a security that the Fund does not own declines in value or as a hedge against potential declines in the value of a Fund security.
  Invest in publicly traded partnerships, including publicly traded partnerships that invest principally in commodities or commodities-linked derivatives.

The Fund may use various investment strategies such as hedging and other related transactions. For example, the Fund may use derivative instruments (such as options, futures and swaps) for hedging purposes, including hedging various market risks and managing the effective maturity or duration of debt instruments held by the Fund. In addition, these strategies may be used to gain exposure to a particular securities market. The Fund also may purchase and sell commodities and may enter into swap contracts and other commodity-linked derivative instruments including those linked to physical commodities.

Because of uncertainties under federal tax laws as to whether income from commodity-linked derivative instruments would constitute “qualifying income” to a regulated investment company, the Fund is not permitted to invest in such instruments unless the subadviser obtains prior written approval from the Fund’s Chief Compliance Officer. See “Additional Information Concerning Taxes” in the SAI.

AMERICAN GLOBAL DIVERSIFICATION FUND Subadviser: MFC Global Investment Management (U.S.A.) Limited

Investment Objective: Investment Strategies:

To seek long term growth of capital.

The Fund invests in other Funds and other investment companies (collectively, “Underlying Funds”) as well as other types of investments as described below. Under normal market conditions, the Fund will invest a significant portion of its assets in securities, which include securities held by the Underlying Funds, that are located outside of the U.S and will generally invest between 65% and 75% of its assets in equity securities, which include securities held by the Underlying Funds, and between 25% and 35% of its assets in fixed income securities, which include securities held by the Underlying Funds.

The Fund operates as a fund of funds and currently primarily invests in eight Underlying Funds of the American Funds: EuroPacific Growth Fund, New World Fund, Capital World Growth & Income Fund, New Perspective Fund, SMALLCAP World Fund, Capital Income Builder Fund, American High-Income Trust and Capital World Bond Fund. The Fund is permitted to invest in other American Funds , as well as other Underlying Funds as described below. When purchasing shares of the American Funds, the Fund only purchases Class R5 shares (which are not subject to Rule 12b-1 fees).

The Fund is authorized to invest without limitation in other Underlying Funds and in other types of investments as described below. The Fund may purchase any Underlying Funds except other funds of funds. When purchasing shares of other JHF II Funds, the Fund only purchases NAV shares (which are not subject to Rule 12b-1 fees).

Other Permitted Investments The Fund may:

  Purchase U.S. government securities and short-term paper.
  Purchase shares of other registered open-end investment companies (and registered unit investment trusts) within the same “group of investment companies” as that term is defined in Section 12 of the 1940 Act.
  Purchase shares of other registered open-end investment companies (and registered unit investment trusts) where the adviser is not the same as, or affiliated with, the Adviser to the Fund, including ETFs.
  Purchase domestic and foreign equity and fixed-income securities.
  Invest in equity securities, which may include common and preferred stocks of large-, medium- and small- capitalization companies in both developed (including the U.S.) and emerging markets.
  Invest in fixed-income securities, which may include debt securities of governments throughout the world (including the U.S.), their agencies and instrumentalities, debt securities of corporations and supranationals, inflation protected securities, convertible bonds, mortgaged-backed securities, asset-backed securities and collateralized debt securities. Investments in fixed-income securities may include securities of issuers in both developed (including the U.S.) and emerging markets and may include fixed-income securities rated below investment grade (commonly known as “junk bonds”).
  Purchase securities of registered closed-end investment companies that are part of the same “group of investment companies” as that term is defined in Section 12 of the 1940 Act.
  Invest up to 15% of its net assets in illiquid securities of such entities as limited partnerships and other pooled investment vehicles such as hedge funds.
  Make short sales of securities (borrow and sell securities not owned by the Fund), either to realize appreciation when a security that the Fund does not own declines in value or as a hedge against potential declines in the value of a Fund security.
  Invest in publicly traded partnerships, including publicly traded partnerships that invest principally in commodities or commodities-linked derivatives.

The Fund may use various investment strategies such as hedging and other related transactions. For example, the Fund may use derivative instruments (such as options, futures and swaps) for hedging purposes, including hedging various market risks and managing the effective maturity or duration of debt instruments held by the Fund. In addition, these strategies may be used to gain exposure to a particular securities market. The Fund also may purchase and sell commodities and may enter into swap contracts and other commodity-linked derivative instruments including those linked to physical commodities.

Because of uncertainties under federal tax laws as to whether income from commodity-linked derivative instruments would constitute “qualifying income” to a regulated investment company, the Fund is not permitted to invest in such instruments unless the subadviser obtains prior written approval from the Fund’s Chief Compliance Officer. See “Additional Information Concerning Taxes” in the SAI.

AMERICAN DIVERSIFIED GROWTH & INCOME FUND

Subadviser: MFC Global Investment Management (U.S.A.) Limited

Investment Objective: Investment Strategies:

To seek long term growth of capital.

The Fund invests in other Funds and other investment companies (collectively, “Underlying Funds”) as well as other types of investments as described below. Under normal market conditions, the Fund will generally invest between 70% and 80% of its assets in equity securities, which include securities held by the Underlying Funds, and between 20% and 30% of its assets in fixed income securities, which include securities held by the Underlying Funds.

The Fund operates as a fund of funds and currently primarily invests in fourteen Underlying Funds of the American Funds: Investment Company of America, Washington Mutual Investors Fund, Fundamental Investors, Growth Fund of America, EuroPacific Growth Fund, New World Fund, Capital World Growth & Income Fund, New Perspective Fund, SMALLCAP World Fund, The Income Fund of America, Capital Income Builder Fund, U.S. Government

Securities Fund, Bond Fund of America, American High-Income Trust and Capital World Bond Fund. The Fund is permitted to invest in other Underlying Funds of the American Funds: as well as other Underlying Funds as described below . When purchasing shares of the American Funds, the Fund only purchases Class R5 shares (which are not subject to Rule 12b-1 fees).

The Fund is authorized to invest without limitation in other Underlying Funds and in other types of investments as described below. The Fund may purchase any Underlying Funds except other funds of funds. When purchasing shares of other JHF II Funds, the Fund only purchases NAV shares (which are not subject to Rule 12b-1 fees).

Other Permitted Investments The Fund may:

  Purchase U.S. government securities and short-term paper.
  Purchase shares of other registered open-end investment companies (and registered unit investment trusts) within the same “group of investment companies” as that term is defined in Section 12 of the
  1940 Act.
  Purchase shares of other registered open-end investment companies (and registered unit investment trusts) where the adviser is not the same as, or affiliated with, the Adviser to the Fund, including ETFs.
  Purchase domestic and foreign equity and fixed-income securities.
  Invest in equity securities, which may include common and preferred stocks of large-, medium- and small- capitalization companies in both developed (including the U.S.) and emerging markets.
  Invest in fixed-income securities, which may include debt securities of governments throughout the world (including the U.S.), their agencies and instrumentalities, debt securities of corporations and supranationals, inflation protected securities, convertible bonds, mortgaged-backed securities, asset-backed securities and collateralized debt securities. Investments in fixed-income securities may include securities of issuers in both developed (including the U.S.) and emerging markets and may include fixed-income securities rated below investment grade (commonly known as “junk bonds”).
  Purchase securities of registered closed-end investment companies that are part of the same “group of investment companies” as that term is defined in Section 12 of the 1940 Act.
  Invest up to 15% of its net assets in illiquid securities of such entities as limited partnerships and other pooled investment vehicles such as hedge funds.
  Make short sales of securities (borrow and sell securities not owned by the Fund), either to realize appreciation when a security that the Fund does not own declines in value or as a hedge against potential declines in the value of a Fund security.
  Invest in publicly traded partnerships, including publicly traded partnerships that invest principally in commodities or commodities-linked derivatives.

The Fund may use various investment strategies such as hedging and other related transactions. For example, the Fund may use derivative instruments (such as options, futures and swaps) for hedging purposes, including hedging various market risks and managing the effective maturity or duration of debt instruments held by the Fund. In addition, these strategies may be used to gain exposure to a particular securities market. The Fund also may purchase and sell commodities and may enter into swap contracts and other commodity-linked derivative instruments including those linked to physical commodities.

Because of uncertainties under federal tax laws as to whether income from commodity-linked derivative instruments would constitute “qualifying income” to a regulated investment company, the Fund is not permitted to invest in such instruments unless the subadviser obtains prior written approval from the Fund’s Chief Compliance Officer. See “Additional Information Concerning Taxes” in the SAI.